SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 18, 2006

Wells Real Estate Fund VIII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-27888	58-2126618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

BellSouth Building

On April 6, 2006, two Wells-affiliated joint ventures entered into an agreement to sell two office properties for an aggregate gross sales price of $24,000,000, less agreed upon credits of $251,000, excluding closing costs, to an unaffiliated third party (the "Agreement"). Under the Agreement, Fund VI, Fund VII and Fund VIII Associates (the "Joint Venture"), a joint venture partnership between Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. (the "Registrant"), agreed to sell an office building containing approximately 92,000 rentable square feet and located in Jacksonville, Florida (the "BellSouth Building"). As of April 18, 2006, the inspection period has expired and the earnest money deposit of $1,000,000 has become non-refundable pursuant to the Agreement. The Registrant expects this transaction to close in the second quarter of 2006; however, there are no assurances regarding when or if this sale will be completed.

The Registrant holds an equity interest of approximately 32.4% in the Joint Venture. The BellSouth Building is 100% owned by the Joint Venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND VIII, L.P (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Leo F. Wells, III Leo F. Wells, III President

Date: April 21, 2006